As filed with the Securities and Exchange Commission on June 20, 2006

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IKANOS COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

47669 Fremont Boulevard
Delaware	Fremont, CA 94538	73-1721486
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

2004 EQUITY INCENTIVE PLAN

2004 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Rajesh Vashist

President and Chief Executive Officer

Ikanos Communications, Inc.

47669 Fremont Boulevard

Fremont, CA  94538

(510) 979-0400

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

John T. Sheridan, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value, issuable under Ikanos’ 2004 Equity Incentive Plan	1,043,687 shares	$12.59(2)	$13,140,019.33	$1,405.98
Common Stock, $0.001 par value, issuable under Ikanos’ 2004 Employee Stock Purchase Plan	593,004 shares	$10.70(3)	$6,345,142.80	$678.93
Total Registration Fees:				$2,084.91

(1)     This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock.

(2)     The proposed maximum offering price per share was determined pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, solely for purposes of calculating the registration fee, to be equal to $13.79 per share, the average of the high and low price of Ikanos’ common stock, as reported on The Nasdaq National Market on June 16, 2006.

(3)     The proposed maximum offering price per share was determined pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, solely for purposes of calculating the registration fee, to be equal to $13.79 per share, the average of the high and low price of Ikanos’ common stock, as reported on The Nasdaq National Market on June 16, 2006, multiplied by 85%, which is the percentage of the trading price applicable to purchases under the 2004 Employee Stock Purchase Plan.

EXPLANATORY NOTE

Ikanos Communications, Inc. (“Registrant”) is filing this registration statement on Form S-8 to register 1,043,687 additional shares of Registrant’s common stock authorized for issuance under Registrant’s Amended and Restated 2004 Equity Incentive Plan (the “2004 Equity Incentive Plan”) and 593,004 additional shares of Registrant’s common stock authorized for issuance under Registrant’s Amended and Restated 2004 Employee Stock Purchase Plan (the “2004 Employee Stock Purchase Plan”).

On September 28, 2005, Registrant filed a registration statement on Form S-8 (file no. 333-128645) with the United States Securities and Exchange Commission (“SEC”) to register 3,831,546 shares of Registrant’s common stock for issuance under Registrant’s 1999 Stock Option Plan, 228,563 shares of Registrant’s common stock for issuance under the 2004 Equity Incentive Plan and 1,000,000 shares of Registrant’s common stock for issuance under the 2004 Employee Stock Purchase Plan (the “Prior Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement, including any amendments thereto or filings incorporated therein, are hereby incorporated by reference into this registration statement to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents and information previously filed with the SEC by the Registrant are incorporated by reference herein.

1.             Registrant’s prospectus filed with the SEC pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, on March 17, 2006, which contains audited financial statements for the most recent fiscal year for which such statements have been filed, including all material incorporated by reference therein and any subsequently filed amendments.

2.             Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2006 as filed with the SEC on May 17, 2006.

3.             Registrant’s Current Reports on Form 8-K as filed with the SEC on January 19, 2006, February 9, 2006 and February 24, 2006 (except with respect to those items furnished but not filed), February 27, 2006, March 13, 2006, April 5, 2006, April 24, 2006 and June 15, 2006.

4.             The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A (File No. 000-51532) filed with the SEC on September 19, 2005 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, including all material incorporated by reference therein and any subsequently filed amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Document
4.1(1)	1999 Stock Option Plan.
4.2(2)	Amended and Restated 2004 Equity Incentive Plan.
4.3(2)	Amended and Restated 2004 Employee Stock Purchase.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).
24.1	Power of Attorney (see page 4).

(1)   Incorporated by reference to Ikanos’ Registration Statement on Form S-1 filed with the SEC on June 25, 2004.

(2)   Incorporated by reference to Ikanos’ Amendment No. 6 to its Registration Statement on Form S-1 filed with the SEC on September 1, 2005.

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Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to the information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on June 20, 2006.

IKANOS COMMUNICATIONS, INC.

By:	/s/ RAJESH VASHIST
Rajesh Vashist,
President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rajesh Vashist and Daniel K. Atler and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RAJESH VASHIST	President, Chief Executive Officer and Chairman of the Board	June 20, 2006
Rajesh Vashist	Principal Executive Officer

/s/ DANIEL K. ATLER	Vice President and Chief Financial Officer	June 20, 2006
Daniel K. Atler	Principal Financial and Accounting Officer

/s/ DANIAL FAIZULLABHOY	Director	June 20, 2006
Danial Faizullabhoy

/s/ MICHAEL GOGUEN	Director	June 20, 2006
Michael Goguen

/s/ MICHAEL GULETT	Director	June 20, 2006
Michael Gulett

/s/ PAUL G. HANSEN	Director	June 20, 2006
Paul G. Hansen

/s/ G. VENKATESH	Director	June 20, 2006
G. Venkatesh

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INDEX TO EXHIBITS

Exhibit Number	Document
4.1(1)	1999 Stock Option Plan.
4.2(2)	Amended and Restated 2004 Equity Incentive Plan.
4.3(2)	Amended and Restated 2004 Employee Stock Purchase.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).
24.1	Power of Attorney (see page 4).

(1)   Incorporated by reference to Ikanos’ Registration Statement on Form S-1 filed with the SEC on June 25, 2004.

(2)   Incorporated by reference to Ikanos’ Amendment No. 6 to its Registration Statement on Form S-1 filed with the SEC on September 1, 2005.

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